Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8026 | FX (702) 692-8075 fennemorelaw.com

April 9, 2026

Stran & Company, Inc.

500 Victory Road, Suite 301

Quincy, Massachusetts 02171

Re:	Stran & Company, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Stran & Company, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), on a Form S-3 Registration Statement (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”), of up to an aggregate offering price of $150,000,000, or the equivalent thereof, of (a) the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (b) the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); (c) the Company’s debt securities consisting of notes, debentures, or other evidences of indebtedness issued by the Company, which may be senior debt, senior subordinated debt, or subordinated debt (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and (e) units consisting of two or more securities described above in any combination (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are collectively referred to herein as the “Securities.”

The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) in connection with the registration of any Securities.

The Securities may be issued and sold by the Company in an unspecified number and the Debt Securities may be issued in an unspecified principal amount pursuant to the applicable provisions of Rule 415 of the Securities Act. The Registration Statement provides that the Securities may be offered separately or together, in one or more series or classes, and in amounts, at prices, and on terms to be described in one or more Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agency, or similar agreement, which will be in substantially the forms previously filed or to be filed under a Current Report on Form 8-K.

Stran & Company, Inc.

April 9, 2026

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on May 19, 2021, as amended by Articles of Merger as filed with the Secretary of State of Nevada on May 24, 2021 (collectively, the “Articles of Incorporation”);

(c) Amended and Restated Bylaws of the Company as adopted on October 19, 2021 (the “Bylaws”); and

(d) forms of agreements, resolutions of the Board of Directors of the Company (the “Board”), and such other matters as relevant related to the registration of the Securities under the Securities Act.

We have obtained from officers and agents of the Company, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other corporate charter documents, records, certificates, and instruments (collectively with the documents identified in (a) through (d) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a) the legal capacity of all natural persons executing the Documents;

(b) the genuineness of all signatures on the Documents;

(c) the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d) that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) that such Documents are enforceable in accordance with their terms with respect to all parties;

(f) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the execution, delivery, and performance by all parties of the Documents, and the validity and binding effect thereof on such parties;

Stran & Company, Inc.

April 9, 2026

(g) that, at or prior to the issuance of any Common Stock or Preferred Stock: (i) the Registration Statement and any amendments thereto shall have become effective under the Securities Act and will remain effective at the time of issuance of any Common Stock or Preferred Stock thereunder; (ii) a Prospectus Supplement describing the Common Stock and each class of Preferred Stock offered pursuant to the Registration Statement will be timely filed with the Commission; (iii) the definitive terms of the Common Stock and each class of Preferred Stock shall have been established in accordance with resolutions (each, a “Board Action”) duly adopted by the Company’s Board in compliance with the Company’s Articles of Incorporation, Bylaws, and applicable law; (iv) a Certificate of Designation related to the establishment of any series of Preferred Stock will have been duly adopted by the Company’s Board and duly filed with the Nevada Secretary of State; (v) the Company will issue and deliver the Common Stock or Preferred Stock identified in any applicable Prospectus Supplement in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable underwriting, subscription, placement agency, or similar agreement; (vi) the total number of shares of Common Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Common Stock that the Company is authorized to issue and has available under its Articles of Incorporation at the time of issuance; (vii) the total number of shares of Preferred Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Preferred Stock that the Company is authorized to issue and has available under its Articles of Incorporation and the applicable Certificate of Designation related to the Preferred Stock at the time of issuance; (viii) the Board Action authorizing the Company to offer, issue, and sell the Common Stock and Preferred Stock will have been adopted by the Board and will be in full force and effect at the time the Securities are offered and sold by the Company; (ix) the Company will be validly existing and in good standing at the time of issuance of any Common Stock or Preferred Stock; and (x) the Common Stock and Preferred Stock will have been issued in compliance with federal and state securities law.

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a) The Common Stock to be sold by the Company, including any Common Stock duly issued: (i) upon the exchange or conversion of any duly issued preferred stock or debt securities, including the Preferred Stock or Debt Securities offered and issued under the Registration Statement, (ii) upon the exercise of any warrants, including any Warrants offered and issued under the Registration Statement, or (iii) as a unit in combination with other securities of the Company, including any Unit offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment of valid consideration therefor as set forth in the applicable underwriting, subscription, placement agency, or similar agreement related to the issuance of the Common Stock as described in the Registration Statement, Prospectus, or a Prospectus Supplement, has been duly authorized and will be validly issued, fully paid, and non-assessable.

Stran & Company, Inc.

April 9, 2026

(b) The Preferred Stock to be sold by the Company, including any Preferred Stock duly issued (i) upon the exchange or conversion of any duly issued debt securities, including the Debt Securities offered and issued under the Registration Statement, (ii) upon the exercise of any warrants, including any Warrants offered and issued under the Registration Statement, or (iii) as a unit in combination with other securities of the Company, including any Unit offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment of valid consideration therefor as set forth in the applicable underwriting, subscription, placement agency, or similar agreement related to the issuance of the Preferred Stock as described in the Registration Statement, Prospectus, or a Prospectus Supplement, has been duly authorized and will be validly issued, fully paid, and non-assessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. We also express no opinion with respect to the Debt Securities, Warrants, or Units. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Fennemore Craig, P.C.
FENNEMORE CRAIG, P.C.